                                                                    EXHIBIT 99.1


PRESS RELEASE

COTELLIGENT, INC.                  FOR IMMEDIATE RELEASE
101 California Street              Company Contact:
Suite 2050                         Jeffrey B. Van Horn, Chief Financial Officer
San Francisco, CA 94111            Sonali Sen, VP of Investor Relations
Telephone: 415-439-6400            Cotelligent #01-11


                   COTELLIGENT ANNOUNCES CHANGE IN YEAR END

               BOARD OF DIRECTORS APPROVES DECEMBER 31 YEAR END
 COTELLIGENT FILES FISCAL 2000 FORM 10-K INCORPORATING DIVESTITURE TRANSACTION
                 EARNINGS RELEASE SCHEDULED FOR AUGUST 8, 2000

SAN FRANCISCO, CA, JULY 19, 2000 - Cotelligent, Inc. (NYSE: CGZ), a leading IT consulting and eBusiness firm, announced today that its Board of Directors has approved a change in the Company's fiscal year end to December 31 from March 31. The Company will report the nine-month period beginning April 1, 2000 and ending December 31, 2000 as a transition period. The first new twelve-month fiscal year will begin January 1, 2001.

"A December 31 year end will permit more effective business planning and reporting cycles as Cotelligent transforms itself into a pure-play IT consulting firm," said Jeff Van Horn, newly appointed Chief Financial Officer. "By changing Cotelligent's year end to December 31, the Company will also be reporting annual results on a comparable basis with other public companies in the industry."

The Company has also filed its Form 10-K for the fiscal year ended March 31, 2000. The 10-K was delayed to reflect the divestiture transaction, which closed on June 30, 2000. Historical financial statements have been restated to present the divested IT staff augmentation business as discontinued operations.

The earning release for the quarter ended June 30, 2000 will be distributed at market close on Tuesday, August 8, 2000. The Company will host a conference call at 2:15 p.m. (5:15 p.m. EST). Management in attendance will include James Lavelle, Chairman and Chief Executive Officer, Dan Jackson, President and Chief Operating Officer, Jeff Van Horn, Executive Vice President and Chief Financial Officer, and Sonali Sen, Vice President, Investor Relations.


                 COTELLIGENT EARNINGS RELEASE CONFERENCE CALL
                   TUESDAY, AUGUST 8, 2000 AT 5:15 P.M. EST.
The live conference call can be accessed via the Company Web site or by dialing
(800) 865-4460 or

(973) 628-6885. Replay of the call will be available on the Company Web site.


ABOUT COTELLIGENT, INC.

Cotelligent is repositioning itself as a pure-play information technology (IT) consulting firm focused on delivering end-to-end eBusiness solutions and emerging wireless data applications ("mBusiness") solutions. Cotelligent assists companies to receive information anywhere, anytime and in the most efficient format. Areas of specialization include Web-enabled applications, Web design, eCommerce, Web portals, and ERP eSolutions ("eBusiness"), as well as custom application development, system integration and implementation, strategic consulting and assessments, and business intelligence. As part of its wireless initiative, Cotelligent is also developing its knowledge and expertise in mBusiness. Employing over 600 technical consultants and operating staff, Cotelligent delivers services from 10 metropolitan locations throughout the United States. Cotelligent's stock is traded on the New York Stock Exchange under the symbol CGZ. More detailed information is available on the company's Web site at www.cotelligent.com